                                                                     Exhibit 8.3

                            GLEISS LUTZ HOOTZ HIRSCH

                                  RECHTSANWALTE


Maybachstrasse 6 . 70469 Stuttgart . Germany

                                   Stuttgart
                                   Prof. Dr. Alfred Gleiss (- 1997)  Herwig Lux                     Dr. Robert v. Steinau-Steinruck
                                   Dr. Helmuth Lutz                  Dr. Bernd Schieferdecker       Stefanie Lorenzen
BROKAT Aktiengesellschaft          Dr. Christian Hootz               Marion Liber, LL.M.*           Dr. Anja Mengel, LL.M.
Industriestrasse 3                 Prof. Dr. Werner Kleinmann                                       Christian Hamann
D-70565 Stuttgart                  Dr. Horst Helm
Federal Republic of Germany        Dr. Wolfgang Blumers
                                   Prof. Dr. Rainer Bechtold         Frankfurt                      Of Counsel
                                   Dr. Jorg Frick, StB               Dr. Martin Hirsch              Prof. Dr. Alexander Blankenagel
                                   Dr. Jobst-Hubertus Bauer          Prof. Dr. Theodor Heinsius
                                   Dr. Bodo Riegger                  Dr. Ulrich Baeck
                                   Prof. Dr. Christoph Moench        Dr. Wolfgang Bosch, Lic.Jur.
                                   Dr. Gerhard Wirth                 Dr. Uwe Eyles
                                   Dr. Hans Schlarmann               Dr. Markus Deutsch             Brussels
                                   Prof. Dr. Michael Uechtritz       Dr. Hoimar von Ditfurth        Dr. Hans-Jorg Niemeyer
                                   Prof. Dr. Gerhard Wegen, LL.M.    Dr. Bernhard Busch             Dr. Ingo Brinker, LL.M.
                                   Prof. Dr. Gerhard Roder           Dr. Michael Marquardt, StB     Dr. Matthias Karl, LL.M.
                                   Dr. Hans-Jorg Niemeyer            Dr. Detlef Bauer               Dr. Werner Berg, LL.M.
                                   Dr. Clemens Weidemann             Dr. Rainer Loges, LL.M.        Simon Hirsbrunner,
                                   Dr. Thomas Bopp                   Horst Langel, StB              Lic.Jur., LL.M.*
                                   Dr. Martin Schockenhoff           Dr. Ulrike Gluck               Dr. Ulrich Soltesz, LL.M.
                                   Dr. Stefan Volker                 Dr. Burkhard Jakel
                                   Dr. Lilo Schlarmann               Zbigniew Jara
                                   Dr. Marcus Dannecker              Dr. Cornelius Gotze, LL.M.
                                   Dr. Martin Diller                 Dr. Ann Marie Welker           Prague
                                   Dr. Hansjorg Scheel, LL.M.        Dr. Arnold Bussemaker          Dr. Ralf Thaeter, LL.M.
                                   Dr. Ingo Brinker, LL.M.           Ingrid Hopfner                 Dr. Tomas Linhart*
                                   Dr. Andreas Diem, LL.M.           Rainer Korch                   Dr. Ivo Nesrovnal, LL.M.*
                                   Dr. Stefanie Beinert, LL.M., StB  Dr. Edgar Matyschok            Dr. Rainer Loges, LL.M.
                                   Dr. Katrin Hau(beta)mann          Vanessa Bayliss, Mag.Jur.*     Dr. Martin Kubanek*
                                   Dr. Matthias Karl, LL.M.          Cecilia Wittek, P.C.LL.*       Dr. Alexander Schwarz, M.Jur.
                                   Dr. Dirk Wasmann                  Natalia Bodalo Lozano, LL.M.*  Jakub Adam*
                                   Dr. Andreas Spahlinger                                           Pavlina Berankova*
                                   Dr. Stefan Mutter
                                   Dr. Frank Merten                                                 WARSAW
                                   Dr. Reimar Buchner                Berlin                         Dr. Hoimar von Ditfurth
                                   Dr. Wolfram Sandner               Dr. Detlef Schmidt, Notar      Dr. Johannes Niewerth, LL.M.
                                   Dr. Olaf Otting                   Prof. Dr. Werner Hoppe         Zbigniew Jara
                                   Dr. Werner Berg, LL.M.            Sabine Quarg                   Alina Loboda*
                                   Dr. Doris-Maria Schuster          Dr. Ralf Thaeter, LL.M.
                                   Dr. Ulrich Soltesz, LL.M.         Christian Steinke, Notar
                                   Dr. Stephan Wilske, LL.M.         Dr. Stefan Lingemann, Notar
                                   Dr. Nicolas Luhrig                Dr. Fred Wendt                 Shanghai
                                   Dr. Achim Dannecker               Dr. Ulrich Schroeder           Dr. Andreas Diem, LL.M.
                                   Dr. Gabriele Ro(beta)kopf, LL.M.  Dr. Stefan Weidert, LL.M.      Dr. Ulrike Gluck
                                   Dr. Alexander Schwarz, M.Jur.     Dr. Johannes Niewerth, LL.M.   Cecilia Wittek, P.C.LL.*
                                   Dr. Carsten Corino                Dr. Sven-Christian Witt        Dr. Rosanna Grosso, LL.M.*
                                   Dr. Torsten Uhlig                 Dr. Burghard Hildebrandt
                                   Dr. Christian Cascante, LL.M.     Dr. Tobias Boecken
                                   Dr. Ingo Scholz                   Dr. Wolf Heinrich v. Bernuth

                                                                                                       *not admitted in Germany


                                   Please quote            Date                    Direct dial                Telefax

                                   Da/Brokat/Be            September 1, 2000       49.711/8997-184            49.711/855096
                                   agle/Br001                                      Da@stu.gleiss-law.com
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Re:  Registration Statement on Form F-4

Dear Ladies and Gentlemen :

                  In connection with the Registration Statement on Form F-4 (the
"Registration Statement") filed by BROKAT Aktiengesellschaft, a German corporation (the "Company"), with the US Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the
Registration Statement.
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GLEISS LUTZ HOOTZ HIRSCH                                                  - 2 -
     RECHTSANWALTE




                  In this regard, we have reviewed copies of the Registration
Statement (including the exhibits and appendices thereto). We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such other documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

                  The opinion set forth below is limited to the tax laws of Germany, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

                  Based upon and subject to the foregoing, we confirm that the opinion of Gleiss, Lutz, Hootz, Hirsch set forth in the Registration Statement under the heading "Material Tax Consequences-German Taxation" constitutes our opinion with respect to such matters.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                          Very truly yours,

                                          /s/ Hansjorg Scheel
                                          Hansjorg Scheel